Exhibit 10.2

Term Sheet

ACQUISITION of

PONO PUBLICATIONS LTD., and SUCCESS NUTRIENTS INC.

The proposed summary terms set forth below are set forth herein for discussion purposes only and except as noted herein below, are not binding, and are subject to, among other things, execution and delivery of definitive documentation and approval of each respective company’s shareholders. This document is intended to precede the creation of a Definitive Agreement that fully defines the various working parts of the acquisition process from both the Seller as well as Buyer perspectives.

Parties

Medicine Man Technologies, Inc., a Nevada Corporation (“Buyer”)

and

Pono Publications, Ltd, and Success Nutrients, Inc., , each a Colorado corporation, (hereinafter each a “Seller” and jointly referred to as the “Sellers”)

Transaction Summary	The parties hereto shall engage in a share exchange, whereby Buyer shall acquire all of the issued and outstanding securities of the Sellers in exchange for issuance of an aggregate of 7 million shares of Buyer’s Common Stock, representing approximately 41.2% of Buyer’s issued and outstanding securities upon closing the proposed transaction (the “Transactions” or “Share Exchange”).
Contemplated Closing Date	On or before 90 days from the date hereof.
Due Diligence

Sellers shall afford to the legal counsel, employees, agents, and authorized representatives of the Buyer reasonable access at reasonable times, upon reasonable prior notice, to its properties, offices, files, agreements, books and records as may be necessary in order that the Buyer may have a full opportunity to conduct such investigations and due diligence reviews as it shall deem necessary in connection with the Transactions contemplated hereby.

This process shall allow the Buyer to complete an audit of the Seller’s financial statements in a manner that is consistent with the Buyers public company requisites so that the Buyer may create PCAOB audited financial statements that will serve as the basis for acquisition by the Buyer.

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Purchase Price	An aggregate of 7,000,000 shares of Buyer’s Common Stock, to be issued to each Seller in such denominations as Buyer shall determine at the point of closing as defined within the definitive agreement(s) associated with this process.
Representations and Warranties	The definitive agreement(s) shall include customary representations, which may include, without limitation, organization and corporate power, authorization, no breach, valid and binding agreement, capitalization, subsidiaries, financial statements, no undisclosed liabilities, absence of certain developments, title to property, tax matters, contracts, intellectual property, litigation, brokerage, governmental consents, employee benefit plans, insurance, compliance with laws, environmental compliance, employee and labor relations, accounts, effect of transaction, transactions with affiliates, customers, software, customer accounts receivable, salaries of officers and directors.
Conditions

Buyer shall have completed due diligence and be satisfied with the results thereof no later than 60 days from the date hereof, with the definitive agreement(s) executed no later than 90 days from the date hereof unless extended by the Buyer for a period of up to 45 days based upon material outstanding elements beyond its control;

The Share Exchange shall be approved in accordance with the existing provisions of each, the Buyer and Seller’s shareholders and or Directors as such authority exists;

The parties shall have performed, in all material respects, all of their obligations under the definitive agreements. All of the statements, representations and warranties contained in the definitive agreements shall be complete and true in all material respects. No material adverse changes shall have occurred in the business, properties and assets of Sellers other than changes set forth in the definitive agreement or occurring in the ordinary course of business.

Each Seller shall provide an audited financial statement of its books and records by a duly qualified independent accountant in accordance with Generally Accepted Accounting Practices (“GAAP”) in a form acceptable to the US Securities and Exchange Commission.

The Buyer is authorized to disclose elements related to this acquisition as required by law including relevant 8K filings and press releases as customary with a material event.

Buyer shall agree to an employment agreement with Josh Haupt to hold positions with the Seller companies upon closing mutually agreeable between Buyer and him, including appointment of Mr. Haupt as a director of Buyer.

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Termination	Terminable (i) by mutual consent of the parties or (ii) by either party if the conditions to such party’s obligations are incapable of fulfillment or Transactions shall not have closed within 90 days from the date hereof.
Binding Provisions	Sellers shall not, either directly or indirectly, for a minimum of 120 days from the date hereof (herein called the “Exclusive Period” or unless extended in accordance with the Buyer’s provision as noted in the conditions section), enter into, or continue, any negotiations or discussions with any party in respect of the sale of either Seller or any assets owned by either Seller or any part thereof in any manner whatsoever to any person, in any manner which would be inconsistent or in competition with the matters and transactions contemplated by this Term Sheet. In the event Sellers breach this provision, Sellers shall be responsible for all costs incurred by Buyer herein, including but not limited to Buyer’s attorneys’ fees.
Amendment	Only by written consent of all of the parties hereto.
Governing Law/Venue	Nevada

AGREED TO AND ACCEPTED this 10th day of August 2016.

MEDICINE MAN TECHNOLOGIES, INC.

By: /s/ Brett Roper

Brett Roper, Chairperson of the Board of Directors

PONO PUBLICATIONS LTD.

By: /s/ Josh Haupt

Josh Haupt, Principal Officer and Director

SUCCESS NUTRIENTS, INC.

By: /s/ Josh Haupt

Josh Haupt, Principal Officer and Director

Witnessed

By: s/ Paul Dickman

By: s/ James Toreson

AMENDMENT TO FOLLOW ON SUBSEQUENT PAGE

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This Amendment shall serve as authorization by Mr. Josh Haupt and Mr. Brett Roper of their approval of the modification noted below and at our next meeting we would put this into a written form of modification by affixing our signatures to this email correspondence as well as including our approval reply. This modification specifically applies to a Term Sheet as entered into on August 4, 2016 and would make this modification execution date as of today, August 9th, 2016 the effective date of final execution. If Josh Haupt would please reply all to this message and type in ACCEPTED to the 1st line, this in consideration of my ACCEPTANCE as of issuance of this message will suffice for the purposes of this modification's documentation.

The proposed summary terms set forth below are considered to be binding on both the Buyer and Seller and are subject to, among other things, execution and delivery of definitive documentation and the subsequent approval of each respective company’s shareholders. This document is intended to precede the creation of a Definitive Agreement that fully defines the various working parts of the acquisition process from both the Seller's as well as Buyer's perspectives. Should both parties find there is some material portion of the Definitive Agreement (to become a part of the 8K filing) or some other element that causes this Term Sheet to become non-viable (such as an inability to provide for audited financial statements, material misrepresentation by either party that cannot be corrected via mutual acceptance for continuation), both parties will arrive at such conclusion mutually, neither admitting any fault or cause of action by one to the other and announce mutually that this binding agreement as no longer valid, one to the other and publically as may be required by the Buyers being a public company.

Furthermore, each party to the agreement acknowledges that the interim costs of such due diligence, document creation, and any other related expense shall be the responsibility of party committing to such work (legal, accounting, etc.) except that any audited financial statement work completed on behalf of the Seller by the Buyer shall be retained by the Seller and become the Seller's responsibility to either pay for or reimburse the buyer based upon submission of such bills to the Seller, should this binding Term Sheet become non-viable as noted herein.

As noted in the conditions section the Seller is authorizing the Buyer to engage the professional services of its CFO, Auditor, and any other third parties in order to create the Audited Financial Statements sufficient for the purpose of facilitating this transaction. These expenses, based upon a successful acquisition shall be borne by the Buyer.

Agreed to this date, August 10, 2016 by both principals representing the Buyer and Seller, Josh Haupt (seller) and Brett Roper, (buyer) via a reply to all response to this email by each, verifying acceptance of this modification.

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